UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2023 (October 10, 2023)

View, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39470	84-3235065
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 South Milpitas Blvd.

Milpitas, California, 95035

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (408) 263-9200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	VIEW	The Nasdaq Global Market
Redeemable warrants, exercisable for Class A common stock at an exercise price of $11.50 per share	VIEWW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 16, 2023, View, Inc. (the “Company”), a Delaware corporation, entered into a new senior secured term loan credit agreement with Cantor Fitzgerald Securities, as administrative agent and as collateral agent, and the lenders party thereto (the “Credit Agreement”). The Credit Agreement establishes (i) a $12.5 million senior secured term loan facility and (ii) a $37.5 million senior secured delayed draw term loan facility, each maturing on September 30, 2027. The lenders include, among others: (i) RXR FP Investor IV LP, an affiliate of RXR Realty, who is an affiliate of the Company, is a holder of the Company’s outstanding 6.00% / 9.00% Convertible Senior PIK Toggle Notes due 2027 (the “Existing Notes”), has a Board appointment right and had previously designated a member of the Company’s Board of Directors, and is a party with which the Company has an existing commercial relationship and with which it has engaged in prior corporate transactions; and (ii) CF Principal Investments, LLC, an affiliate of Cantor Fitzgerald & Co., who was placement agent for the Existing Notes, is a current holder of Existing Notes, and has been the Company’s financial advisor in connection with past corporate transactions. Other lenders include entities affiliated with Anson Funds, Bridger Holdings, LP and NBT Capital, LLC, all holders of the Company’s Existing Notes.

Loans made under the term loan facility will bear interest at an annual rate equal to Term SOFR, plus (i) a margin of 7.50%, for interest paid in cash, or (ii) a margin of 14.0%, for interest paid in kind.

The obligations under the Credit Agreement will be guaranteed by the Company’s wholly-owned subsidiaries, subject to certain customary exceptions, and secured by a perfected security interest in substantially all of the Company’s tangible and intangible assets, as well as substantially all of the tangible and intangible assets of the guarantors.

Mandatory prepayments of the term loan facility are required to be made upon the occurrence of certain events, including, without limitation, the incurrence of non-permitted indebtedness. Voluntary prepayments are permitted at any time, subject to certain prepayment premiums.

The Credit Agreement contains a minimum cash balance covenant as well as customary affirmative and negative covenants, including limitations with respect to indebtedness, liens, investments, dividends, disposition of assets, change in business and transactions with affiliates.

The Company intends to use the proceeds of the term loan facility for ordinary and necessary business expenses not inconsistent with the terms of the Credit Agreement.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full and complete terms of the Credit Agreement, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 to the extent required.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2023, Rahul Bammi, Chief Business Officer of the Company, resigned from the Company, effective October 13, 2023. Additionally, On October 13, 2023, Martin Neumann resigned from his position as Chief Operations Officer of the Company, effective November 15, 2023. Mr. Neumann will remain employed by the Company as a non-executive employee during a transition period ending November 15, 2023 (the “Transition Period”). None of the resignations were the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with Mr. Neumann’s resignation, the Company and Mr. Neumann entered into a separation and release agreement (the “Separation Agreement”), which provides for a severance payment in the amount of $250,000, payable in a one-time lump sum payment following the date Mr. Neumann’s employment terminates, less applicable taxes and withholdings, which payment is subject to Mr. Neumann’s execution and non-revocation of the Separation Agreement and execution and non-revocation of a supplementary release following completion of the Transition Period.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending September 30, 2023.

Item 7.01	Regulation FD Disclosure.

On October 16, 2023, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing the term loan. All of the information in Exhibit 99.1 is incorporated by reference herein. All such information is being furnished rather than “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1+	Credit Agreement, dated as of October 16, 2023, by and among View, Inc., Cantor Fitzgerald Securities, as administrative agent and as collateral agent, and the lenders party thereto

99.1	Press Release, dated October 16, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEW, INC.

By:	/s/ Bill Krause
Name:	Bill Krause
Title:	Chief Legal Officer

Dated: October 16, 2023